Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

by and among, on the one hand,

GAMEPLAN, INC., a Nevada corporation

and

ATHENA BITCOIN, INC., a Delaware corporation,

and, on the other hand,

KGPLA HOLDINGS LLC, AS THE LEAD INVESTOR, AND THE OTHER INVESTORS LISTED HEREIN

dated as of

January 31, 2020

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LIST OF EXHIBITS

Exhibit A	-	Schedule of Investors

Exhibit B	-	Form of Convertible Debenture

Exhibit C	-	Form of Amended and Restated Articles of Incorporation of GamePlan, Inc.

Exhibit D	-	Form of Amended and Restated Bylaws of GamePlan, Inc.

Exhibit E	-	Form of Amended and Restated Certificate of Incorporation of Athena Bitcoin, Inc.

Exhibit F	-	Form of Indemnification Agreement

Exhibit G	-	Form of Investor Rights Agreement

Exhibit H	-	Form of Right of First Refusal and Co-Sale Agreement

Exhibit I	-	Form of Voting Agreement

Exhibit J	-	Copy of Share Exchange Agreement (Executed)

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of January 31, 2020 (the “Agreement Date”), is entered into by and among, on the one hand, GamePlan, Inc., a Nevada corporation with a business address of 2700 E. Sunset Rd., Ste. 13, Las Vegas, NV 89120 (the “Issuer”) and Athena Bitcoin, Inc., a Delaware corporation with a registered address of 300 E. Delaware Ave., Ste. 210-A and business address of 211 W. Wacker Drive, Chicago, IL 60606 (the “Company”), and, on the other hand, KGPLA Holdings, LLC, a Delaware limited liability company (the “Lead Investor”) and each of the investors (each an “Investor” and, collectively, the “Investors”) listed on Exhibit A attached to this Agreement (the “Schedule of Investors”). Each of the Issuer, the Company and the Investors are sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Issuer is formerly a reporting company that had been engaged in gaming, real estate and related activities, which de-registered with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2015 through its SEC Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Exchange Act (“Issuer’s Form 15”), at which time it ceased from making material information publicly available under Section 10(b) of the Exchange Act and related SEC Rule 10b-5, and since then has been maintained, operated and held as a shell company.

WHEREAS, the Issuer is currently registered with OTC Markets Group (http://www.otcmarkets.com) (“OTC”) with a trade symbol on OTC of “GPLA”, and its current officers are listed with the OTC as (i) Dempsey

K. Mork, CEO (the “Issuer’s Officer”).

WHEREAS, the Company is a non-reporting company that is registered with FinCEN and operates Cryptocurrency ATMs around the world, and has resolved to undertake, a recapitalization process with the Company’s current stockholders (the “Company’s Stockholders”) and certain senior secured lenders (the “Company’s Lenders”) through a concurrent combination transaction with the Issuer (the “Merger”), together with the approval of the requisite number of the Company’s Stockholders and the Company’s Lenders, whereby the Company shall become the controlled subsidiary of the Issuer as a result of the Issuer’s acquisition of all of the Company’s issued and outstanding shares of common stock (the “Company’s Common Stock”) from the Company’s Stockholders, in exchange for its issuance to the Company’s Stockholders (some of whom are also the Company’s Lenders) of approximately 3,593,644,680 shares of common stock of the Issuer, $0.001 par value (the “Issuer’s Common Stock”), all pursuant to that certain Share Exchange Agreement dated January 14, 2020 by and between the Issuer and the Company (the “Share Exchange Agreement”), where for clarification at the time of issuance of the Issuer’s Common Stock the Company shall be a subsidiary of the Issuer. In addition, the Issuer shall reserve a total of 375,000,000 shares of its Common Stock for future issuances upon conversion of the Securities as set forth below.

WHEREAS, the Issuer, by and through the Issuer’s Officer, and together with the approval of the requisite number of the Issuer’s shareholders (the “Issuer’s Stockholders”), in order to effectuate the Merger and fund the Company’s current and future operations, have resolved to offer for purchase and sale (the “Private Offering”) certain convertible debentures (the “Securities”) to the Investors over a period not to exceed twelve (12) months following the Agreement Date (the “Offering Period”), not to exceed the aggregate principal amount of $5,000,000.00.

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WHEREAS, the Issuer prior to the Merger has authorized and available 5,000,000,000 shares of the Issuer’s Common Stock in connection with the Merger, including for issuance to the Investors in connection with their conversion of the Securities purchased pursuant to this Agreement, which, together with the Issuer’s Stockholders maintenance of 440,960,520 shares of the Issuer’s Common Stock after the Merger (which is currently outstanding immediately prior to the Merger), represents a total amount of issued and outstanding shares of the Issuer’s Common Stock of 4,034,605,200, of which, immediately after the Merger which shall occur concurrently with the Initial Closing, the Company’s Stockholders (some of whom are also the Company’s Lenders)shall hold 3,593,644,480, the Issuer’s Stockholders will hold 440,960,520 all having the rights, preferences, powers, restrictions and limitations set forth in the Issuer’s Amended Articles, and 375,000,000 shall be reserved for issuance in connection with the future conversion of the Securities, such that the Issuer shall have authorized a total of 4,409,605,200 shares of the Issuer’s Common Stock as of the Initial Closing.

WHEREAS, the Issuer wishes to sell to the Investors, and the Investors wish to purchase from the Company, the Securities, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Additional Investor” has the meaning set forth in Section 2.04.

“Additional Securities” has the meaning set forth in Section 2.04.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Agreement Date” has the meaning set forth in the preamble.

“Issuer’s Amended Articles” has the meaning set forth in the recitals.

“Balance Sheet” has the meaning set forth in Section 4.05.

“Balance Sheet Date” has the meaning set forth in Section 4.05.

“Benefit Plan” has the meaning set forth in (a).

“Board” means the board of directors of the Issuer.

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“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York, are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Certificate of Designation” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 2.03.

“Closing Date” has the meaning set forth in Section 2.03.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company’s Amended Certificate” has the meaning set forth in Section 2.01.

“Company’s Common Stock” has the meaning set forth in the recitals.

“Company’s Disclosure Schedules” means the disclosure schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

“Company Intellectual Property” has the meaning set forth in Section 4.10(b).

“Company’s Lenders” has the meaning set forth in the recitals.

“Company’s Stockholders” has the meaning set forth in the recitals.

“Company’s Subsidiaries” has the meaning set forth in Section 4.03.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, loans, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Convertible Debenture” has the meaning set forth in Section 2.01(c).

“Convertible Debenture Term” means sixty (60) months from the date of issuance of a Convertible Debenture pursuant to this Agreement.

“Conversion Price” means, $0.012 per share of the Issuer’s Common Stock, or the price calculated as follows, whichever results in the lower price:

(i)  with respect to a conversion pursuant to Section 2.01(c)(i)(1) (i.e., a Next Equity Financing conversion), the lesser of: (A) the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing; and (B) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Next Equity Financing;

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(ii)   with respect to a conversion pursuant to Section 2.01(c)(i)(2) (i.e., an IPO conversion), the lesser of: (A) the product of (x) 100% less the Discount and (y) the lowest per share purchase price of the Equity Securities issued as part of the IPO; and (B) ninety percent (90%) of the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the IPO;

(iii)  with respect to a conversion pursuant to Section 2.01(c)(i)(3) (i.e., a Corporate Transaction conversion), if a conversion is elected by Investor, the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Corporate Transaction;

(iv)  with respect to a conversion pursuant to Section 2.01(c)(ii)(1) (i.e., an optional Maturity Date conversion) or Section 2.01(c)(ii)(2) (i.e., an optional conversion at any time), the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to such conversion.

“Corporate Transaction” means the occurrence of any of the following:

(i)   a merger or consolidation in which (A) the Issuer is a constituent party or (B) a subsidiary of the Issuer (including the Company) is a constituent party and the Issuer issues units of its capital securities pursuant to such merger or consolidation with another Person, except any such merger or consolidation involving the Issuer or its subsidiary in which the units of capital securities of the Issuer outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for units of capital securities that represent, immediately following such merger or consolidation, more than fifty percent (50%), by voting power, of the capital securities of (1) the surviving or resulting corporation or other entity or (2) if the surviving or resulting corporation or other entity is a wholly-owned subsidiary of another corporation or entity immediately following such merger or consolidation, the parent corporation or other entity of such surviving or resulting corporation or other entity, or there is otherwise a change of control of the majority voting power of the relevant board of directors;

(ii)  the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act) of the Issuer’s or any subsidiary of the Issuer (including the Company) capital stock if, after such closing, such person or group would become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the outstanding voting securities of the Issuer and/or its subsidiary (or the surviving or acquiring entity), or there is otherwise a change of control of the majority voting power of the relevant board of directors; provided, however, that a Corporate Transaction shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Issuer and/or its subsidiary or any successors, or indebtedness of the Issuer is cancelled or converted, or a combination thereof; or

(iii)  the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Issuer or any subsidiary of the Issuer (including the Company) of all or substantially all the assets or intellectual property of the Issuer and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Issuer if substantially all of the assets of the Issuer and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Issuer that will remain under the majority control of the Issuer by voting power of capital securities and by majority voting power of the Issuer’s Board.

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For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction.

“Conversion Securities” means, with respect to a conversion pursuant to Section 2.01(c), the Equity Securities issued to Investor in connection with such conversion.

“Cryptocurrency ATM” means an automated teller machine that allows customers to complete cryptocurrency transactions involving the exchange of physical currency for cryptocurrency or the opposite without the aid of a teller.

“Discount” means twenty percent (20%).

“DV Chain” has the meaning set forth in Section 6.02(f).

“DV Chain Consent and Maturity Extension” has the meaning set forth in Section 6.02(f).

“EDGAR” has the meaning set forth in Section 3.17(a).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

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“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Equity Securities” means: (i) the Issuer’s Common Stock; (ii) any securities conferring the right to purchase the Issuer’s Common Stock; or (iii) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) the Issuer’s Common Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: (x) any security granted, issued or sold by the Issuer to any director, officer, employee, consultant or adviser of the Issuer or the Company for the primary purpose of soliciting or retaining their services; (y) (1) any convertible promissory notes, debentures or bonds issued by the Issuer, separately or combined together in one or more transactions, with an aggregate face value of $500,000.00 or less, and (2) the Convertible Debentures contemplated to be sold by the Issuer under this Agreement; and (z) any SAFEs or SAFTs issued by the Issuer and/or the Company, separately or combined together in one or more transactions, with an aggregate face value of $500,000.00 or less.

“Exchange Act” has the meaning set forth in the recitals.

“Financing Agreements” means agreements relating to the purchase and sale of the Conversion Securities, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities.

“Financial Statements” has the meaning set forth in Section 4.05.

“FinCEN” means the U.S. Financial Crimes Enforcement Network under the U.S. Department of Treasury.

“FINRA” has the meaning set forth in Section 3.17(b).

“Form 211” has the meaning set forth in Section 3.17(b).

“Fully Diluted Capitalization” means the number of issued and outstanding shares of the Issuer’s capital stock, assuming: (i) the conversion or exercise of all of the Issuer’s outstanding convertible or exercisable securities, including shares of convertible preferred stock and all outstanding vested or unvested options or warrants to purchase the Issuer’s capital stock; and (ii) the issuance of all shares of the Issuer’s capital stock reserved and available for future issuance under any of the Issuer’s existing equity incentive plans or any equity incentive plan created or expanded in connection with the Next Equity Financing. Notwithstanding the foregoing, "Fully Diluted Capitalization" excludes: (y) (1) any convertible promissory notes, debentures or bonds issued by the Issuer and/or the Company, separately or combined together in one or more transactions, with an aggregate face value of $500,000.00 or less, and (2) the Convertible Debentures contemplated to be sold by the Issuer under this Agreement; and (z) any SAFEs or SAFTs issued by the Issuer, separately or combined together in one or more transactions, with an aggregate face value of $500,000.00 or less.

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“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead- containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indemnification Agreement” means an agreement entered into by the Issuer and the Company in favor of each of the Investors’ representatives designated to the Board pursuant to the Issuer’s Amended Articles and Amended Bylaws, in the form of Exhibit F attached to this Agreement.

“Initial Closing” has the meaning set forth in Section 2.03.

“Insurance Policies” has the meaning set forth in Section 4.13.

“Intellectual Property” has the meaning set forth in (a).

“Investor Rights Agreement” means the agreement among the Issuer, the Investors and certain of the Issuer’s Stockholders dated as of the date of the Initial Closing, in the form of Exhibit G attached to this Agreement.

“Intellectual Property Registrations” has the meaning set forth in (b).

“Investor” or “Investors” has the meaning set forth in the preamble.

“Investor Indemnitees” has the meaning set forth in Section 8.02.

“IPO” means the Issuer’s first underwritten public offering of its Common Stock under the Securities Act whereby the Issuer’s Common Stock is listed or admitted for trading on a national stock exchange in the United States, as reported on the principal national security exchange or quotation system on which such security is quoted or listed.

“Issuer” has the meaning set forth in the preamble.

“Issuer’s Amended Articles” has the meaning set forth in Section 2.01.

“Issuer’s Amended Bylaws” has the meaning set forth in Section 2.01.

“Issuer’s Common Stock” has the meaning set forth in the recitals.

“Issuer’s Counsel” has the meaning set forth in the recitals.

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“Issuer’s Disclosure Schedules” means the disclosure schedules delivered by the Issuer concurrently with the execution and delivery of this Agreement.

“Issuer’s Form 15” has the meaning set forth in the recitals.

“Issuer’s Officers” has the meaning set forth in the recitals.

“Issuer’s SEC Documents” has the meaning set forth in Section 3.17(a).

“Issuer’s Stockholders” has the meaning set forth in the recitals.

“Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of a Party, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lead Investor” has the meaning set forth in the preamble.

“Liabilities” has the meaning set forth in Section 4.06.

“Licensed Intellectual Property” has the meaning set forth in (a).

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Company.

“Material Contracts” has the meaning set forth in Section 3.08(a).

“Maturity Date” means, with respect to each Convertible Debenture issued under this Agreement, the date that is sixty (60) months following the date of issuance of such Convertible Debenture.

“Merger” has the meaning set forth in the recitals.

“Multiemployer Plan” has the meaning set forth in (b).

“Next Equity Financing” means the next sale (or series of related sales) by the Issuer of additional Equity Securities following the Agreement Date under an exemption from registration available under the rules promulgated under the Securities Act, from which the Company receives gross proceeds of not less than US$3,000,000.00 (excluding, for the avoidance of doubt, the aggregate principal amount of the Convertible Debentures); provided that, for clarification, this is not meant to include any actions or listing for trading on the OTC Markets..

“Offering Period” has the meaning set forth in the recitals.

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“OTC” has the meaning set forth in the recitals.

“Party” or “Parties” has the meaning set forth in the preamble.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 3.09(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Private Offering” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in Section 2.01(b).

“Qualified Benefit Plan” has the meaning set forth in (b).

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Regulation S Investor” has the meaning set forth in Section 5.06(b).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required Holders” has the meaning set forth in Section 9.10(a).

“Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Investors, and the Issuer’s Stockholders, dated as of the date of the Initial Closing, in the form of Exhibit H attached to this Agreement.

“SAFE” means any simple agreement for future equity (or other similar agreement) which is issued by the Issuer or the Company for bona fide financing purposes and which may convert into the Issuer’s or the Company’s capital stock in accordance with its terms.

“SAFT” means any simple agreement for future tokens (or other similar agreement) which is issued by the Issuer or the Company for bona fide financing purposes and which may convert into the Issuer’s or the Company’s capital stock in accordance with its terms.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.17(a).

“SEC” has the meaning set forth in the recitals.

“Securities” has the meaning set forth in the recitals.

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“Securities Act” means the Securities Act of 1933, as amended.

“Share Exchange Agreement” has the meaning set forth in the recitals, a copy of which is attached to this Agreement as Exhibit J.

“Swingbridge” has the meaning set forth in Section 6.02(e).

“Swingbridge Conversion and Release Agreement” has the meaning set forth in Section 6.02(e).

“Swingbridge Loan” has the meaning set forth in Section 6.02(e).

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Share Exchange Agreement, the Issuer’s Amended Articles, the Amended Certificate, the Registration Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Investor Rights Agreement, the Voting Agreement and the Indemnification Agreement, and any and all agreements, instruments and certificates contemplated by the foregoing documents.

“Union” has the meaning set forth in Section 4.18(b).

“Valuation Cap” means, for the Initial Closing, $48,415,262, and, for all subsequent Closings, means

$70,282,176.

“Voting Agreement” means the agreement among the Company, the Investors and certain other stockholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit I attached to this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale of Securities.

(a)    Governance. On or before the Initial Closing: (a) the Issuer shall adopt and file with the Secretary of State of the State of Nevada the Amended and Restated Articles of Incorporation in the form of Exhibit C attached to this Agreement (the “Issuer’s Amended Articles”); (b) the Board shall adopt the Amended and Restated Bylaws of the Issuer in the form of Exhibit D attached to this Agreement (the “Issuer’s Amended Bylaws”); and (c) the Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing the Amended and Restated Certificate of Incorporation in the form of Exhibit E attached to this Agreement (the “Company’s Amended Certificate”).

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(b)    Purchase and Sale of Convertible Debentures. In exchange for the amount set forth opposite Investor’s name the Schedule of Investors (the “Purchase Price”), and subject to the terms and conditions of this Agreement, the Issuer will sell and issue to such Investor one or more convertible debentures providing for a fixed rate of eight percent (8%) per annum and with the accrued interest payable to Investor quarterly (computed on the basis of a 365-day year and the actual number of days elapsed) over the Convertible Debenture Term in the form attached to this Agreement as Exhibit B (the “Convertible Debenture”). Each Convertible Debenture will have a principal balance equal to that portion of the Purchase Price paid by such Investor for such Convertible Debenture, as set forth opposite Investor’s name in the Schedule of Investors, and at each Closing each Investor will deliver the Purchase Price to the Issuer and the Issuer will deliver to each Investor one or more executed Convertible Debentures in return for the respective Purchase Price provided to the Issuer.

(c)    Conversion and Repayment. Each Convertible Debenture will be convertible into Conversion Securities pursuant to this Section 2.01(c).

(i) Mandatory Conversion.

1)    Next Equity Financing Conversion. The principal balance and any unpaid accrued interest (if such interest is not paid in full by the Issuer concurrently with the conversion) on each Convertible Debenture will automatically convert into Conversion Securities upon the closing of the Next Equity Financing. The number of Conversion Securities the Issuer issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Convertible Debenture by (y) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Issuer will notify the holder of each Convertible Debenture in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Securities pursuant to the conversion of each Convertible Debenture will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing. For clarification, under no circumstances shall the Issuer offer any other security, with preferred rights or otherwise, in the Next Equity Financing, and shall only offer the Equity Securities, without the advance written consent of the Lead Investor.

2)   IPO. If, prior to the Maturity Date, there is an IPO, Investor will be required to convert the principal balance and any unpaid accrued interest (if such interest is not paid in full by the Issuer concurrently with the conversion) on each Convertible Debenture to the Equity Securities at the Conversion Price. The Issuer shall deliver to each Investor a written notice regarding such IPO or, with respect to the Corporate Transaction, it shall deliver a written notice setting forth (A) the name of the acquirer and the surviving company, (B) the price per class and series of capital security of the Issuer receivable in the Corporate Transaction and (C) the other known material terms of the Corporate Transaction. Each Investor shall deliver the Convertible Debenture together with the conversion notice to the Issuer not later than ten (10) business days after delivery of such notice.

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3)   Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of a Convertible Debenture pursuant to Section 2.01(c)(i)(1), Section 2.01(c)(i)(2) or Section 2.01(c)(ii)(2), or the repayment of such Convertible Debenture by the Issuer, at the closing of such Corporate Transaction, the holder of each Convertible Debenture may elect that either: (a) the Issuer will pay the holder of such Convertible Debenture an amount equal to the sum of (x) all accrued and unpaid interest due on such Convertible Debenture and (y) two times (2X) the outstanding principal balance of such Convertible Debenture; or (b) such Convertible Debenture will convert into that number of Conversion Securities equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and any unpaid accrued interest (if such interest is not paid in full by the Issuer concurrently with the conversion) on each Convertible Debenture on the date of conversion by (y) the applicable Conversion Price.

(ii) Discretionary Conversion.

1)   Maturity Conversion. At any time on or after the Maturity Date, at the election of the Lead Investor, each Convertible Debenture, at the Investor, may convert into that number of Conversion Securities equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and any unpaid accrued interest (if such interest is not paid in full by the Issuer concurrently with the conversion) on each Convertible Debenture on the date of such conversion by (y) the applicable Conversion Price.

2)   Optional Conversion. Investor is entitled, at its option, any time after the date of issuance of the Convertible Debenture but prior to or at the Maturity Date, to convert at any time and from time to time, until payment in full of the Convertible Debenture, all or any part of principal balance and any unpaid accrued interest (if such interest is not paid in full by the Issuer at concurrently with the conversion) into Conversion Securities, at the applicable Conversion Price. The number of shares of the Conversion Securities shall be equal to (x) the principal amount of the Convertible Debenture being converted as of the date of conversion divided by (y) the applicable Conversion Price. The Conversion Securities issued to Investor as a result of conversion in accordance with this Section 2.01(c)(ii)(2) shall have the same rights, preferences and privileges as those applicable to other shares of the Issuer’s Common Stock.

(iii) Procedure for Conversion Notice.

1)   Financing Agreements. Each Issuer acknowledges that the conversion of the Convertible Debentures into Conversion Securities pursuant to Section 2.01(c) may require such Issuer’s execution of certain Financing Agreements. Each Investor agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

2)   Certificates. As promptly as practicable after the conversion of each Convertible Debenture and the issuance of the Conversion Securities, the Issuer (at its expense) will issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Securities (if certificated), or if the Conversion Securities are not certificated, will deliver a true and correct copy of the Issuer's share register reflecting the Conversion Securities held by such holder. The Issuer will not be required to issue or deliver the Conversion Securities until the holder of such Convertible Debenture has surrendered the Convertible Debenture to the Issuer (or provided an instrument of cancellation or affidavit of loss). The conversion of the Convertible Debentures pursuant to Section 2.01(c)(i)(1), 2.01(c)(i)(2) or 2.01(c)(i)(3) may be made contingent upon the closing of the Next Equity Financing, a Qualified Financing or a Corporate Transaction, respectively.

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3)   Interest; Fractional Shares. In addition, upon such conversion in accordance with this Section 2.01(c), the Issuer shall pay to Investor the date of conversion, in cash, any accrued and unpaid interest on the Convertible Debenture being converted. No fraction of Equity Securities or scrip representing fractions of Equity Securities will be issued on conversion, but the number of Equity Securities issuable shall be rounded to the nearest whole share.

(iv)   Maturity Date Repayment. In the event that the Convertible Debenture(s) remain outstanding on the Maturity Date, and Investor elects not to convert such Convertible Debenture(s) into Conversion Securities pursuant to Section 2.01(c)(ii)(1), then the outstanding principal balance of the Convertible Debenture(s) and any unpaid accrued interest will become due and payable to Investor by the Issuer immediately.

(v)   Prepayment of Convertible Debenture(s). The principal amount of Convertible Debenture(s) and any accrued and unpaid interest thereon, may not be prepaid by the Issuer unless such election to prepay the principal amount of the Convertible Debenture(s) and any unpaid interest, is approved in advance in writing by the Lead Investor.

(vi)   Reservation of the Issuer’s Common Stock. The Issuer shall reserve and keep available out of its authorized but unissued shares of Issuer’s Common Stock, solely for the purpose of effectuating the conversion of the Convertible Debenture(s), such number of shares of the Issuer’s Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Issuer does not have a sufficient number of Equity Securities authorized and available, then the Issuer’s Board shall call and hold a special meeting of the Issuer’s Stockholders within thirty (30) days of that time or approve such additional issuance of Equity Securities subject to the approval of the majority of the Issuer’s Stockholders in writing in accordance with the Nevada General Corporation Law, for the sole purpose of increasing the number of authorized shares of the Issuer’s Common Stock, which shall be effectuated by them in accordance with the Issuer’s Amended Articles, the Amended Bylaws and applicable Law.

Section 2.02 Transactions Effected at the Closing.

(a) At the Closing, Investor shall deliver to the Issuer:

(i)   the Purchase Price by wire transfer of immediately available funds to an account of the Issuer designated in writing by the Issuer and the Company to Investor, in the manner agreed to by the Parties; and

(ii)   the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by Investor at or prior to the Closing pursuant to Section 6.03.

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(b) At the Closing, the Issuer shall deliver to Investor:

(i) a Convertible Debenture evidencing the Securities; and

(ii)   the Transaction Documents and all other agreements, documents, instruments or certificates required to be delivered by the Issuer at or prior to the Closing pursuant to Section 6.02.

Section 2.03 Closing. The initial purchase and sale of the Securities shall take place remotely via the exchange of documents and signatures, at 5:00 p.m. Eastern Standard Time, on January 30, 2020, or at such other time, date and place as the Issuer and the Investors mutually agree, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified. At each Closing, the Issuer shall deliver to each Investor a Convertible Debenture representing the Securities being purchased by such Investor at such Closing against payment of the Purchase Price by check payable to the Issuer, by wire transfer to a bank account designated by the Issuer, by cancellation or conversion of indebtedness of the Issuer or its subsidiaries (including the Company), including interest if expressly agreed by the Parties, or by any combination of such methods. The date of the Initial Closing and each other Closing shall be referred to as the “Closing Date”.

Section 2.04 Additional Sales of the Securities. After the Initial Closing, the Issuer may sell and issue, pursuant to this Agreement, Convertible Debentures in an additional amount of up to $1,875,000 (“Additional Securities”), to one or more purchasers (the “Additional Investors”) reasonably acceptable to the Lead Investor by way of its advanced written consent, provided that (i) such subsequent sale is consummated prior to three hundred and sixty-five days (365) days after the Initial Closing (which Additional Investors may include the Lead Investor or any other Investor from the Initial Closing), and (ii) each Additional Investor becomes a party to the Transaction Agreements (as defined below) by executing and delivering a counterpart signature page to each of the Transaction Agreements, as may be applicable subject to the approval of the Issuer and the Lead Investor. The Schedule of Investors shall be updated to reflect the number of Additional Securities purchased at each such Closing and the Parties purchasing such Additional Securities. All sales of Additional Securities to the Lead Investor shall be upon the same price as provided in this Agreement. All sales to any other Investor may be at a different price subject to the approval of the Issuer and the Lead Investor. For clarification, the aggregate principal amount of the Private Offering shall not exceed $5,000,000.00.

Section 2.05 Use of Proceeds. The proceeds from the issuance of the Securities shall be used by the Issuer (i) to effectuate the Merger and all related transactions contemplated by the Merger with the Company concurrently with the Initial Closing under this Agreement, including the Private Offering, and (ii) to fund immediately the Company for its working capital needs and general corporate purposes in connection with its lawful business plans and activities. Under no circumstances shall the investment proceeds be used for any other purpose or business other than as related to effectuating the Merger as contemplated by the Share Exchange Agreement and for the Company’s business plans and operations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Except as set forth in the correspondingly numbered Section of the Issuer’s Disclosure Schedules, the Issuer, and where specifically set forth below each of the Issuer’s Officer, represents and warrants to Investor that the statements contained in this Article III are true and correct as of the Agreement Date.

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Section 3.01 Organization, Qualification and Authority of the Issuer. The Issuer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada and has full corporate power and authority to (a) enter into this Agreement and the other Transaction Documents to which the Issuer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (b) own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Issuer’s Disclosure Schedules sets forth each jurisdiction in which the Issuer is licensed or qualified to do business, and the Issuer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Issuer of this Agreement and any other Transaction Document to which the Issuer is a party, the performance by the Issuer of its obligations hereunder and thereunder and the consummation by the Issuer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Issuer. This Agreement has been duly executed and delivered by the Issuer, and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms. When each other Transaction Document to which the Issuer is or will be a party has been duly executed and delivered by the Issuer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Issuer enforceable against it in accordance with its terms.

Section 3.02 Capitalization.

(a)   As set forth on Section 3.02(a) of the Issuer’s Disclosure Schedules, the authorized capital stock of the Issuer as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of (i) 4,409,605,200 shares of the Issuer’s Common Stock, par value $0.001 per share, of which 440,960,520 shares are issued and outstanding to the Issuer’s Stockholders immediately prior to the Initial Closing, (ii) 3,593,644,480 shares are being issued to the Company’s Stockholders (some of whom are the Company’s Lenders) pursuant to the Merger, and (iii) 375,000,000 shares are reserved for issuance to Investors in connection with the conversion of the Convertible Debentures; and, further, immediately after the Initial Closing, the total authorized number of shares of the Issuer’s Common Stock under the Amended Articles will be 4,409,605,200, of which a total of 4,034,605,200 will be issued and outstanding after giving effect to the transactions contemplated by this Agreement, including the Merger.

(b)   As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Issuer will have been duly authorized, validly issued, fully paid and non-assessable, and will be owned of record and beneficially as set forth on Section 4.02(a) of the Issuer’s Disclosure Schedules, (ii) all of the issued and outstanding shares of capital stock of the Issuer will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Issuer will have been issued in violation of any agreement, arrangement or commitment to which the Issuer or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the Securities will have the rights, preferences, powers, restrictions and limitations set forth in the Issuer’s Amended Articles and under the Nevada Business Corporation Law. The Issuer’s Common Stock issuable upon conversion of the Securities in accordance with the Issuer’s Amended Articles have been duly reserved for issuance and, upon such issuance, such shares of the Issuer’s Common Stock will be (x) duly authorized, validly issued, fully paid and non-assessable and (y) issued in compliance with applicable all federal and state securities Laws.

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(c)   There are no outstanding or authorized (i) stock options or (ii) any other, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Issuer or obligating the Issuer to issue or sell any shares of capital stock of, or any other interest in, the Issuer, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. The Issuer does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Issuer.

Section 3.03 No Subsidiaries. The Issuer does not, directly or indirectly, own, control or have any interest in any shares or other ownership interest in any other Person.

Section 3.04 No Conflicts; Consents. The execution, delivery and performance by the Issuer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Issuer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Issuer; (c) require the consent or waiver of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Issuer is a party or by which the Issuer is bound or to which any of its properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Issuer; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Issuer. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Issuer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.05 Undisclosed Liabilities. The Issuer has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”) of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.06 Insurance. The Issuer has no current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Issuer or its Affiliates and relating to the assets, business, operations, employees, officers and directors of the Issuer (collectively, the “Insurance Policies”).

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Section 3.07 Legal Proceedings; Governmental Orders.

(a)   There are no Actions pending or, to the Issuer’s Knowledge, threatened against or by the Issuer affecting any of its properties or assets (or by or against the Issuer or any Affiliate thereof and relating to the Issuer). No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)   There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Issuer or any of its properties or assets.

Section 3.08 Compliance with Laws; Permits.

(a)    The Issuer has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(b)   All Permits required for the Issuer to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the Agreement Date have been paid in full. Section 3.08(b) of the Issuer’s Disclosure Schedules lists all current Permits issued to the Issuer, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.08(b) of the Issuer’s Disclosure Schedules.

Section 3.09 Taxes.

(a)   All of the Issuer’s disclosures in its SEC filings regarding Tax Returns were complete and correct in all respects. All Taxes due and owing by the Issuer (whether or not shown on any Tax Return) have been timely paid; provided that at all times in the SEC filings, the disclosures showed net losses.

(b)   The Issuer has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)   No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Issuer.

(d)   All deficiencies asserted, or assessments made, against the Issuer as a result of any examinations by any taxing authority have been fully paid.

(e)   The Issuer is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

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(f)   The Issuer has delivered to Investor copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Issuer for all Tax periods since its inception.

(g)  The Issuer has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Issuer has no Liability for Taxes of any Person (other than the Issuer) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

Section 3.10 Books and Records. The minute books and stock record books of the Issuer, all of which have been made available to Investor, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Issuer contain in all material respects accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Issuer, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

Section 3.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Issuer.

Section 3.12 Transactions With Affiliates. There are no Contracts or other transactions between or among the Issuer, on the one hand, and any officer, director, employee, present or former stockholder (including any spouse, parent, sibling, descendants (including adoptive relationships and stepchildren) of any such natural persons, or trust or other entity in which any such natural persons or such other individuals owns or otherwise holds any beneficial interest in) or Affiliate of the Issuer, on the other hand.

Section 3.13 Foreign Corrupt Practices Act. Neither the Issuer nor, to the Issuer’s knowledge, any other person associated with or acting on behalf of the Issuer, including, without limitation, any director, officer, agent, employee or Affiliate of the Issuer has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (d) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Issuer has instituted and maintains policies and procedures designed to ensure compliance therewith.

Section 3.14 Full Disclosure. No representation or warranty by the Issuer in this Agreement and no statement contained in the Issuer’s Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Investor pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. To the Knowledge of the Issuer, there is no event or circumstance that the Issuer has not disclosed to Investor which could reasonably be expected to have a Material Adverse Effect.

Section 3.15 “Bad Actor” Matters.

(a) Definitions. For purposes of this Section 3.15 and Section 4.25:

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(i)   “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(ii)   “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(iii)   “Issuer Covered Person” means, with respect to the Issuer as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(iv)    “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

(b)   Representations. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Investor makes no representation regarding any Person that may be deemed to be a beneficial owner of the Issuer’s voting equity securities held by such Investor solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Issuer and such Investor are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security. The Issuer hereby represents and warrants to the Investors that no Disqualification Event is applicable to the Issuer or, to the Issuer’s knowledge, any Issuer Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(c)   Related Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Issuer promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named above, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

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Section 3.16 Certain Representations by the Issuer’s Officer. Each of the Issuer’s Officer, severally and not jointly, represents and warrants to each Investor as of the date of the Closing at which such Investor is purchasing the Securities, as follows:

(a)   Conflicting Agreements. Such Issuer’s Officer is not, as a result of the nature of the business now conducted or presently proposed to be conducted by the Issuer or for any other reason, in violation of: (i) any fiduciary or confidential relationship; (ii) any term of any contract or covenant (either with the Issuer or with another entity) relating to employment, patents, assignment of inventions, confidentiality, proprietary information disclosure, non-competition or non-solicitation; or (iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency binding on such Issuer’s Officer and relating to or affecting the right of such Issuer’s Officer to be employed by or serve as a director or consultant to the Issuer. No such relationship, term, contact, agreement, judgment, decree or order conflict with such Issuer’s Officer’s obligations to use his or her best efforts to promote the interests of the Issuer nor does the execution and delivery of this Agreement, nor such Issuer’s Officer’s carrying on the Issuer’s business as a director, officer, consultant or employee of the Issuer, conflict with any such relationship, term, contract, agreement, judgment, decree or order.

(b)   Stockholder Agreements. Except as contemplated by or disclosed in the Transaction Agreements, the Issuer is not a party to and such Issuer’s Officer has no knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the securities of the Issuer.

(c)   Prior Legal Matters. Such Issuer’s Officer has not been: (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission, or any state securities regulatory bodies, to have violated any federal or state securities, commodities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

Section 3.17 Previous Reporting Company. Through the date immediately prior to its filing of the Issuer’s Form 15 and the acceptance by the SEC of the Issuer’s Form 15:

(a)   SEC Reporting. All SEC registration statements, prospectuses, reports, schedules, forms, statements, and other documents available on EDGAR (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the "Issuer SEC Documents"), as true, correct, and complete copies thereof, are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the Securities Exchange Commission ("EDGAR").

(b)   Termination of Registration. Effective March 3, 2015, the Issuer terminated its registration under Section 12(g) of the Exchange Act by filing the Issuer’s Form 15 and such registration has not been reinstated.

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(c)   FINRA; OTC. Form 211 (together with all schedules, exhibits and disclosures, as applicable) (the “Form 211”) has been filed with and approved by the Financial Industry Regulatory Authority (“FINRA”). The Issuer’s Common Stock is currently listed on OTC under the symbol “GPLA”; provided, however, OTC has not updated yet the trading and reporting status of the Issuer to Pink Sheets Current Information, although the Issuer has submitted to OTC all required reports, financial information and other required disclosure. The Issuer’s trading and reporting status on the OTC currently displays a restriction “Dark: Alternative Reporting Standard (Pink No Information)”. The Issuer expects an update in its status to Pink Sheets Current Information upon the completion of the review and approval of its filings by OTC; provided that, subsequent to the Merger, the Issuer, to its knowledge, will be required to undertake additional efforts under OTC guidelines in order to update its trading status to Pink Sheets Current Information with OTC including, without limitation, providing information on the Merger , Private Offering and post-Initial Closing board members. The Issuer is not aware of any facts or circumstances that will cause OTC to fail to make such update. OTC has not designated the Issuer’s securities as “Caveat Emptor”.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the Company’s Disclosure Schedules, the Company represents and warrants to Investor that the statements contained in this Article III are true and correct as of the Agreement Date.

Section 4.01 Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to (a) enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (b) own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 4.01 of the Company’s Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. When each other Transaction Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

Section 4.02 Capitalization.

(a)   As set forth on Section 4.02(a) of the Issuer’s Disclosure Schedules, the authorized capital stock of the Issuer as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of (i) 3,000,000 shares of the Issuer’s Common Stock, par value $0.001 per share, authorized, of which:

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(i)   2,887,175 shares are issued and outstanding immediately prior to the Merger, which includes the following conversion events in connection with the Merger:

1)   1,328,381 shares resulting from the conversion of certain Simple Agreements for Future Tokens (to be exchanged for 1,653,425,404 shares of the Issuer’s Common Stock);

2)    93,106 shares resulting from the conversion of certain outstanding warrants issued by the Company (to be exchanged for 115,888,490) shares of the Issuer’s Common Stock;

3)   126,646 shares resulting from the conversion of stock options issued by the Company (to be exchanged for 157,635,309 shares of the Issuer’s Common Stock); and

4)    336,692 shares resulting from the conversion of the Swingbridge Conversion and Release Agreement (to be exchanged for 419,078,082 shares of the Issuer’s Common Stock).

(b)   As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid and non-assessable, and will be owned of record and beneficially by the Issuer, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the shares of capital stock of the Company will have the rights, preferences, powers, restrictions and limitations set forth in the Amended Certificate and under the Delaware General Corporation Law.

(c)   Section 4.02(c) of the Company’s Disclosure Schedules also sets forth, as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, and to any other, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. The Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

Section 4.03 No Subsidiaries. The Company does not, directly or indirectly, own, control or have any interest in any shares or other ownership interest in any other Person, other than: (i) AR Athena Holding Company S.R.L., an Argentine company; (ii) Athena Holdings Colombia SAS, a Colombian company; and (iii) Athena Bitcoin, S. de R.L. de C.V., a Mexican company (collectively, the “Company’s Subsidiaries”). None of the Company’s Subsidiaries are subject to any lawsuits, investigations, bankruptcy or other insolvency proceedings, or have otherwise received any notifications from any Governmental Authority or other Person regarding the threat thereof. The Company’s Subsidiaries are in compliance with Law.

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Section 4.04 No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Company; (b)   conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; (c) require the consent or waiver of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.05 Financial Statements; Projections. Complete copies of the Company’s audited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2017, 2018 and 2019 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Financial Statements”) have been delivered to Investor. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The unaudited balance sheet of the Company as of December 31, 2019 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

Section 4.06 Undisclosed Liabilities. Except as set forth on Section 4.06 of the Disclosure Schedule, the Company has no Liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 4.07 Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice or as set forth on Section 4.07 of the Company’s Disclosure Schedules, there has not been, with respect to the Company, any:

(a)   event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws or other organizational documents of the Company;

(c) split, combination or reclassification of any shares of its capital stock;

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(d)   issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)   declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f)   change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g)   incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(h)  transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation, discharge or payment of any debts, liens or entitlements;

(i)    transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Intellectual Property;

(j) any capital investment in, or any loan to, any other Person;

(k)   acceleration, termination, material modification or amendment to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(l) any material capital expenditures;

(m)   imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(n)   adoption, modification or termination of any: (i) material employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(o)    any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders, directors, officers and employees;

(p)   entry into a new line of business or abandonment or discontinuance of existing lines of business;

(q)    adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(r)   acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; or

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(s)   any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 4.08 Material Contracts.

(a)    Section 4.08(a) of the Company’s Disclosure Schedules lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 4.09(b) of the Company’s Disclosure Schedules and all Contracts relating to Intellectual Property set forth in Sections 10(b) of the Company’s Disclosure Schedules, being “Material Contracts”):

(i)    all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(ii)    all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iii)   all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv)   all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party;

(v)    except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company;

(vi) all Contracts with any Governmental Authority to which the Company is a party;

(vii)   all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(viii)   any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company;

(ix)   all collective bargaining agreements or Contracts with any Union to which the Company is a party; and

(x)    any other Contract that is material to the Company and not previously disclosed pursuant to this Section 4.08.

(b)   Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Investor.

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Section 4.09 Title to Assets; Real Property.

(a)    The Company has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”):

(i) those items set forth in Section 4.09(a) of the Company’s Disclosure Schedules;

(ii)  liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and for which there are adequate accruals or reserves on the Balance Sheet;

(iii)  mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent, and which are not, individually or in the aggregate, material to the business of the Company;

(iv)   easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of the Company; or

(v)   other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company.

(b)   Section 4.09(b) of the Company’s Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, the Company has delivered or made available to Investor true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Company and relating to the Real Property. With respect to leased Real Property, the Company has delivered or made available to Investor true, complete and correct copies of any leases affecting the Real Property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Company’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

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Section 4.10 Intellectual Property.

(a)   “Intellectual Property” means any and all trademarks and domain names; original works of authorship and related copyrights; trade secrets, whether or not patentable; designs and inventions and related patents; and similar intangible property in which any Person holds proprietary rights, title, interests or protections, however arising, pursuant to the Laws of any jurisdiction throughout the world, all applications, registrations, renewals, issues, reissues, extensions, divisions and continuations in connection with any of the foregoing and the goodwill connected with the use of and symbolized by any of the foregoing.

(b)   Section 4.10(b) of the Company’s Disclosure Schedules lists all of the Company’s Intellectual Property that is either (i) subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction (collectively, “Intellectual Property Registrations”), including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing; or (ii) used in or necessary for the Company’s current or planned business or operations (collectively, “Company Intellectual Property”). All required filings and fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing.

(c)   The Company owns, exclusively or jointly with other Persons, all right, title and interest in and to the Company Intellectual Property, free and clear of Encumbrances. Without limiting the generality of the foregoing, the Company has entered into binding, written agreements with every current and former employee of the Company, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to the Company any ownership interest and right they may have in the Company Intellectual Property; and (ii) acknowledge the Company’s exclusive ownership of all Company Intellectual Property. The Company is in full compliance with all legal requirements applicable to the Company Intellectual Property and the Company’s ownership and use thereof.

(d)   Section 4.10(d) of the Company’s Disclosure Schedules lists all licenses, sublicenses and other agreements whereby the Company is granted rights, interests and authority, whether on an exclusive or non-exclusive basis, with respect to any licensed Intellectual Property that is used in or necessary for the Company’s current or planned business or operations. All such agreements are valid, binding and enforceable between the Company and the other parties thereto, and the Company and such other parties are in full compliance with the terms and conditions of such agreements.

(e)   The Company Intellectual Property and Licensed Intellectual Property as currently or formerly owned, licensed or used by the Company or proposed to be used, and the Company’s conduct of its business as currently and formerly conducted and proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person. The Company has not received any communication, and no Action has been instituted, settled or, to the Company’s Knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of the Company Intellectual Property are subject to any outstanding Governmental Order.

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(f)   Section 4.10(f) of the Company’s Disclosure Schedules lists all licenses, sublicenses and other agreements pursuant to which the Company grants rights or authority to any Person with respect to any Company Intellectual Property or Licensed Intellectual Property. All such agreements are valid, binding and enforceable between the Company and the other parties thereto, and the Company and such other parties are in full compliance with the terms and conditions of such agreements. No Person has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Company Intellectual Property.

Section 4.11 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of the Company.

Section 4.12 Accounts Receivable. The accounts receivable reflected on the Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice[; and (c) subject to a reserve for bad debts shown on the Balance Sheet or, with respect to accounts receivable arising after the Balance Sheet Date, on the accounting records of the Company, are collectible in full within ninety (90) days after billing. The reserve for bad debts shown on the Balance Sheet or, with respect to accounts receivable arising after the Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 4.13 Insurance. Section 4.13 of the Company’s Disclosure Schedules sets forth a true and complete list of all current Insurance Policies by the Company or its Affiliates and relating to the assets, business, operations, employees, officers and directors of the Company and true and complete copies of such Insurance Policies have been made available to Investor. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

Section 4.14 Legal Proceedings; Governmental Orders.

(a)   There are no Actions pending or, to the Company’s Knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against the Company or any Affiliate thereof and relating to the Company). No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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(b)   There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets.

Section 4.15 Compliance With Laws; Permits.

(a)    The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(b)   All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the Agreement Date have been paid in full. Section 4.15(b) of the Company’s Disclosure Schedules lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 4.15(b) of the Company’s Disclosure Schedules.

Section 4.16 Environmental Matters.

(a)   The Company is currently and has been in compliance with all Environmental Laws and has not, and the Company has not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)   The Company has obtained and is in material compliance with all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of the Company and all such Environmental Permits will be in full force and effect through the Closing Date in accordance with Environmental Law, and the Company is not aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company as currently carried out.

(c)    No real property currently or formerly owned, operated or leased by the Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d)   There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and the Company has not received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Company.

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Section 4.17 Employee Benefit Matters.

(a)   Section 4.17(a) of the Company’s Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax- qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company has or may have any Liability, or with respect to which Investor or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 4.17(a) of the Company’s Disclosure Schedules, each, a “Benefit Plan”). With respect to each Benefit Plan, the Company has made available to Investor accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; and (iii) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service.

(b)    Each Benefit Plan (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA and the Code). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service or the unavailability of reliance on such opinion letter from the Internal Revenue Service, as applicable, nor has such revocation or unavailability been threatened. Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company to a penalty under Section 502 of ERISA or to tax or penalty under Section 4975 of the Code. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP. There is no pending or, to the Company’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits).

(c)    Neither the Company nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or foreign Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Benefit Plan; or (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA.

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(d)   With respect to each Benefit Plan (i) no such plan is a Multiemployer Plan and all contributions required to be paid by the Company or its ERISA Affiliates have been timely paid to the applicable Multiemployer Plan; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); and (iii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan; and (iv) no such plan is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, and no plan listed in Section 4.18(a) of the Company’s Disclosure Schedules has failed to satisfy the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; and (v) no “reportable event,” as defined in Section 4043 of ERISA, has occurred with respect to any such plan.

Section 4.18 Employment Matters.

(a)   As of the Agreement Date, all compensation, including wages, commissions and bonuses, payable to employees, independent contractors or consultants of the Company for services performed on or prior to the Agreement Date have been paid in full (or accrued in full on the audited balance sheet contained in the Closing Working Capital Statement) and there are no outstanding agreements, understandings or commitments of the Company with respect to any employment, compensation, commissions or bonuses.

(b)   The Company is not, and has not been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five (5) years, any Union representing or purporting to represent any employee of the Company, and, to the Company’s Knowledge, no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees. The Company has no duty to bargain with any Union.

(c)   The Company is and has been in compliance in all material respects with the terms of the collective bargaining agreements and other Contracts listed on Section 4.10(a) of the Company’s Disclosure Schedules and all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. There are no Actions against the Company pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

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(d)    To the Company’s Knowledge, no key employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a key employee. The Company does not have the present intention to terminate the employment of any of the foregoing.

(e)    The employment of each employee of the Company is terminable at will under the Law and, upon termination, no severance or other payments will become due by the Company. The Company has no practice, policy, plan or program of paying severance pay or any severance compensation in connection with the termination of employment or contractor services. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with any records of the Company’s Board.

Section 4.19 Taxes. Except as set forth in Section 4.19 of the Company’s Disclosure Schedules:

(a)   The Company has timely filed all Tax Returns that it was required to file. All such Tax Returns were complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid.

(b)  The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c)    No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(d)   All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(e)   The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

(f)   The Company has delivered to Investor copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods since its inception.

(g)   The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

Section 4.20 Books and Records. The minute books and stock record books of the Company, all of which have been made available to Investor, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain in all material respects accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

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Section 4.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

Section 4.22 Transactions With Affiliates. There are no Contracts or other transactions between or among the Company, on the one hand, and any officer, director, employee, present or former stockholder (including any spouse, parent, sibling, descendants (including adoptive relationships and stepchildren) of any such natural persons, or trust or other entity in which any such natural persons or such other individuals owns or otherwise holds any beneficial interest in) or Affiliate of the Company, on the other hand.

Section 4.23 Foreign Corrupt Practices Act Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent, employee or Affiliate of the Company has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (d) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith.

Section 4.24 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Company’s Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Investor pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. To the Knowledge of the Company, there is no event or circumstance that the Company has not disclosed to Investor which could reasonably be expected to have a Material Adverse Effect.

Section 4.25 “Bad Actor” Matters.

(a) Definitions. For purposes of this Section 4.25:

(i)   “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b)   Representations. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that (i) such Person has exercised reasonable care to determine whether any Disqualification Event is applicable to such Person, any director designee designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable and (ii) no Disqualification Event is applicable to such Person, any Board member designated by such Person pursuant to this Agreement or any of such Person’s Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Notwithstanding anything to the contrary in this Agreement, each Investor makes no representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Investor solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Investor are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security. The Company hereby represents and warrants to the Investors that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

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(c)    Related Covenants. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named above, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that the statements contained in this Article V are true and correct as of the Agreement Date.

Section 5.01 Organization and Authority of Investor. Investor is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Investor has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and any other Transaction Document to which Investor is a party, the performance by Investor of its obligations hereunder and thereunder and the consummation by Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms. When each other Transaction Document to which Investor is or will be a party has been duly executed and delivered by Investor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Investor enforceable against it in accordance with its terms.

Section 5.02 No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of organization or other organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor;

or (c) require the consent, notice or other action by any Person under any Contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 5.03 Investment Purpose. Investor is acquiring the Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Investor acknowledges that the Securities are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 5.04 Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities, or the Issuer’s Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

Section 5.05 Accredited Investor. Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 5.06 Foreign Investors.

(a)   If Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

(b)   If Investor is not a U.S. person (as defined in Rule 902 promulgated under the Securities Act (a “Regulation S Investor”)), such Regulation S Investor hereby represents that the Securities acquired by such Regulation S Investor will be acquired for investment for such Regulation S Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a U.S. resident, and that such Regulation S Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Regulation S Investor further represents that such Regulation S Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. resident, with respect to any of such Regulation S Investor’s Securities. Each Regulation S Investor represents that it is not a U.S. person as such term is defined in Rule 902 promulgated under the Securities Act.

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Section 5.07 No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

Section 5.08 Exculpation Among Investors. The Investor acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

Section 5.09 Residence. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on the Schedule of Investors; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on the Schedule of Investors.

Section 5.10 Confidentiality. Investor represents and warrants that Investor: (a) has not distributed or reproduced this Agreement in whole or in part, at any time, without the prior written consent of the Issuer; and (b) for one (1) year from the Agreement Date will keep confidential the existence of this Agreement and the information contained therein or made available in connection with any further investigation of the Issuer or the Company and not use the information about the Issuer or the Company for any other purpose unless such information has already been made public by the Issuer or the Company subject to applicable securities laws and regulations.

Section 5.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Investor.

Section 5.12 Legends. It is understood that the Convertible Debentures and/or the Conversion Securities issued pursuant to this Agreement shall bear legends substantially similar to the following (*it is understood that the legend referring to exemption from registration under Regulation S is only applicable to any Securities issued pursuant to and satisfying such an exemption):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF JANUARY ,2020, AMONG THE COMPANY AND THE INVESTORS NAMED THEREIN, AS THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME, A COPY OF EACH SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

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*“THE TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S AS PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES (INCLUDING ANY SWAP OR ANY OTHER AGREEMENT OR ANY TRANSACTION THAT TRANSFERS, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THE ECONOMIC CONSEQUENCE OF OWNERSHIP OF THESE SECURITIES, WHETHER ANY SUCH SWAP, AGREEMENT OR TRANSACTION IS TO BE SETTLED BY DELIVERY OF ALL OR ANY PORTION OF THESE SECURITIES OR ANY OTHER SECURITIES, IN CASH OR OTHERWISE), MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)   The Issuer and the Company shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.04 and Section 4.04, respectively, in form and substance reasonably satisfactory to Investor, and no such consent, authorization, order and approval shall have been revoked.

(c)   The Issuer and the Company shall have executed and delivered to one another the Share Exchange Agreement which shall be in full force and effect as of the Initial Closing.

(d)   The Company shall have approved and adopted the Amended and Restated 2016 Athena Bitcoin, Inc. Equity Incentive Plan to provide that it shall be governed by Delaware law and that it shall have automatically expired as of January 29, 2020 at 5:00 p.m. Eastern Standard Time, in the form of Exhibit K to this Agreement.

Section 6.02 Conditions to Obligations of Investors. The obligations of the Investors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or each Investor’s waiver, at or prior to the Closing, of each of the following conditions:

(a)   All approvals, consents, filings and waivers that are listed on Section 3.04 of the Issuer’s Disclosure Schedules and Section 4.04 of the Company’s Disclosure Schedules, respectively, shall have been received, and executed counterparts thereof shall have been delivered to Investor at or prior to the Closing.

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(b)   This Agreement and each of the other Transaction Documents shall have been executed and delivered by the requisite Parties and true and complete copies thereof shall have been delivered to Investor.

(c) As to the Issuer:

(i)   Investor shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Issuer certifying:

1)   that attached thereto are true and complete copies of all resolutions and other consents adopted by the Board and the Issuer’s Stockholders authorizing and approving the execution, delivery, filing and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

2)   that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Issuer and that such organizational documents are in full force and effect as of the Closing; and

3)   the names and signatures of the officers of the Issuer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(ii)   The Issuer shall have duly adopted: (1) the Issuer’s Amended Articles, which shall have been filed with the Secretary of State of the State of Nevada and become effective under the Nevada Business Corporation Act on or prior to the Initial Closing and which shall remain in full force and effect as of each Closing, and Investor shall have received a certificate of the Secretary of State of the State of Nevada certifying that the Issuer’s Amended Articles has been filed and is effective; and (2) the Issuer’s Amended Bylaws.

(iii)   The Issuer shall have delivered to Investor (i) a good standing certificate (or its equivalent) for the Issuer from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Issuer is organized and (ii) a foreign qualification certificate (or its equivalent) for the Issuer from the secretary of state or similar Governmental Authority of each jurisdiction in which the Issuer has qualified, or is required to qualify, to do business as a foreign corporation.

(iv)   The Issuer shall have delivered, or caused to be delivered, to Investor each of the following, each in form and substance satisfactory to Investor:

1) Convertible Debentures evidencing the Securities;

2)  an executed Indemnification Agreement, dated as of the Closing Date, for each of the Investors’ representatives designated to the Issuer’s Board.

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(v)   The Issuer shall have delivered to Investor such other documents or instruments as Investor reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(d) As to the Company:

(i)   Investor shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying:

1)   that attached thereto are true and complete copies of all resolutions and other consents adopted by the Company’s Board, the Company’s Stockholders and the Company’s Lenders authorizing and approving the execution, delivery, filing and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions and consents are in full force and effect as of the Closing and are all the resolutions and consents adopted in connection with the transactions contemplated hereby and thereby;

2)   that attached thereto are true and complete copies of the certificate of incorporation and by-laws of the Company and that such organizational documents are in full force and effect as of the Closing; and

3)   the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder.

(ii)   The Company shall have duly adopted the Amended Certificate, which shall have been filed with the Secretary of State of the State of Delaware and become effective under the Delaware General Corporation Law on or prior to the Initial Closing and which shall remain in full force and effect as of each Closing, and Investor shall have received a certificate of the Secretary of State of the State of Delaware certifying that the Amended Certificate has been filed and is effective.

(iii)   The Company shall have delivered, or caused to be delivered, to Investor each of the following, each in form and substance satisfactory to Investor:

1)   an executed Indemnification Agreement, dated as of the Closing Date, for each of the Investors’ representatives designated to the Issuer’s Board.

(iv)   The Company shall have fully complied with, or obtained appropriate consents or waivers with respect to, its obligations under each of the agreements or other documents identified on Section 4.02(c) of the Company’s Disclosure Schedules, including with respect to any outstanding rights of first refusal, rights of first offer, pre-emptive rights or anti-dilution rights or redemption or repurchase rights.

(v)   The Company shall have delivered to Investor such other documents or instruments as Investor reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

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(e)  The Company shall have received an executed agreement satisfactory to the Company that all “Swingbridge Crypto” entities that are the Company’s Lenders (collectively, “Swingbridge”) have agreed to convert any and all outstanding sums due to it by the Company under that certain their relevant loan documents with the Company (collectively, the “Swingbridge Loan”), to include such parties’ agreement to release in full forever any and all liens that it has on the Company’s assets related to such loans to and obligations of the Company (the “Swingbridge Conversion and Release Agreement”).

(f)   The Company shall have received from DV Chain, LLC, which is a Company Lender (“DV Chain”), an executed consent to the Company entering into this Agreement and the Merger, and consummating all the transactions contemplated hereby and thereby, and exercising its option to extend the maturity date of the loan to the Company by DV Chain pursuant to the applicable loan documents (the “DV Chain Consent and Maturity Extension”).

(g)   Further, the Securities are being offered by the Issuer on a “best efforts” basis, and there is no firm commitment by any Person to purchase or sell any of the Securities and no assurance that any of the Securities will be sold. There is no minimum number of the Securities required to be sold in the Private Offering; provided, however, that unless a minimum amount of $3,000,000.00 in subscribed for Convertible Debentures is sold, the Issuer and the Company will not be able to effectuate the Merger, which is an express condition to the Initial Closing, and therefore the foregoing minimum subscription amount is a condition to the obligations of the Investors to consummate the transactions contemplated by this Agreement.

Section 6.03 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company’s waiver, at or prior to the Closing, of each of the following conditions:

(a)   All approvals, consents and waivers necessary for Investor to consummate the transactions contemplated by this Agreement shall have been received and executed counterparts thereof shall have been delivered to the Issuer and to the Company at or prior to the Closing.

(b)   The Company shall have received an executed agreement satisfactory to the Company that the Lead Investor has agreed to convert any and all outstanding rights to equity of the Company under that certain Simple Agreement for Future Tokens by and between Company and the Lead Investor’s affiliates.

(c)   The Company and the Swingbridge shall have received an executed and delivered the Swingbridge Conversion and Release Agreement.

(d)   The Company and DV Chain shall have received an executed and delivered the DV Chain Consent and Maturity Extension.

(e)   This Agreement and each of the other Transaction Documents shall have been executed and delivered by the Parties and true and complete copies thereof shall have been delivered to the Issuer and to the Company.

(f)   Investor shall have delivered to the Issuer cash in an amount equal to the Purchase Price by wire transfer in immediately available funds, to an account or accounts designated in writing by the Issuer to Investor.

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ARTICLE VII

COVENANTS

Section 7.01 Affirmative Covenants. Unless the Issuer and the Company have received the prior written consent or waiver of the Investor, the Issuer and the Company shall be subject to each of the following covenants:

(a)   Each of the Issuer and the Company, respectively, shall at all times maintain (i) under the Laws of its state of incorporation, its valid corporate existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction set forth on Section 4.01 of the Issuer’s Disclosure Schedules and Section 4.01 of the Company’s Disclosure Schedules, following the Agreement Date, each other jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all material Permits necessary to the conduct of its businesses.

(b)   Each of the Issuer and the Company, respectively, shall comply with all Laws applicable to it or its business, properties or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

(c)   Each of the Issuer and the Company, respectively, shall comply with all contractual obligations as such obligations become due to the extent to which the failure to so comply with such contractual obligations would reasonably be expected to have a Material Adverse Effect, unless and to the extent such obligations are being contested in good faith by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books and financial statements of each Party for such obligations.

(d)   Each of the Issuer and the Company, respectively, shall pay and discharge all material Taxes due and owing by the Company before the same becomes delinquent and before penalties accrue thereon, unless and to the extent such Taxes are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Issuer and the Company, respectively, for such Taxes.

(e)   Each of the Issuer and the Company, respectively, shall pay when due all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax). Each of the Issuer and the Company, respectively, shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Investor shall cooperate with respect thereto as necessary).

(f)   Each of the Issuer and the Company, respectively, shall pay and discharge all material claims for labor, material and supplies which, if unpaid and delinquent, would become under applicable Law a lien upon property of the Issuer and the Company, respectively, unless and to the extent such claims are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Issuer and the Company, respectively, for such claims.

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(g)   Each of the Issuer and the Company, respectively, shall maintain and keep its material properties and assets in good repair, working order and condition, ordinary wear and tear excepted.

(h)   Each of the Issuer and the Company, respectively, shall maintain with financially sound and reputable insurance companies (i) property and casualty and other insurance covering risks and hazards of such types and in such amounts as are required by Law or customary for adequately-insured companies of similar size engaged in similar industries and lines of business, and (ii) directors and officers liability insurance in an amount per occurrence and on terms and conditions reasonably satisfactory in all material respects to Investor.

(i)   Each of the Issuer and the Company, respectively, shall keep adequate books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements, which books, accounts and records shall fairly present in all material respects the financial condition and results of operations of the Issuer and the Company, respectively.

(j)   Each of the Issuer and the Company, respectively, shall (i) own, exclusively or jointly with other Persons, all right, title and interest in and to, or have a valid license for, and shall maintain all material Intellectual Property necessary to the conduct of its business, free and clear of Encumbrances, (ii) enter into and maintain in full force and effect binding, written agreements with every current and former employee of the Issuer and the Company, respectively, and with every current and former independent contractor, whereby such employees and independent contractors (A) assign to the Issuer and the Company, respectively, any ownership interest and right they may have in the Company Intellectual Property and (B) acknowledge the Company’s exclusive ownership of all Company Intellectual Property, and (iii) remain in full compliance in all material respects with all legal requirements applicable to the Company Intellectual Property and the Company’s ownership and use thereof.

(k)   Each of the Issuer and the Company shall perform and observe all of its obligations and covenants set forth in each of the Transaction Documents.

Section 7.02 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Survival. The representations and warranties, covenants and agreements contained herein shall survive the Closing and shall remain in full force and effect following the Closing Date.

Section 8.02 Indemnification by Issuer and Company. Subject to the other terms and conditions of this Article VIII, the Issuer and the Company, jointly and severally, shall indemnify and defend each of Investor and its Affiliates and their respective Representatives (collectively, the “Investor Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Investor Indemnitees based upon, arising out of, with respect to or by reason of:

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(a)   any inaccuracy in or breach of any of the representations or warranties of the Issuer or the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Issuer or the Company pursuant to this Agreement; or

(b)   any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Issuer or the Company pursuant to this Agreement.

Section 8.03 Certain Limitations. For purposes of this Article VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

Section 8.04 Payments. Once a Loss is agreed to by the Issuer or finally adjudicated to be payable pursuant to this Article VIII, the Issuer and the Company shall satisfy their obligations within then (10) Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The Parties agree that should the Issuer and the Company not make full payment of any such obligations within such ten (10) Business Day, any amount payable shall accrue interest from and including the date of agreement of the Issuer and the Company or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to eight percent (8%). Such interest shall be calculated daily on the basis of a 365- day year and the actual number of days elapsed.

Section 8.05 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.06 Effect of Investigation. Neither the representations, warranties and covenants of the Issuer or the Company, nor the right to indemnification of any Investor Indemnitee making a claim under this Article VIII with respect thereto, shall be affected or deemed waived by reason of any investigation made by or on behalf of an Investor Indemnitee (including by any of its Representatives) or by reason of the fact that an Investor Indemnitee or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of an Investor Indemnitee’s waiver of any condition set forth in Section 6.02.

Section 8.07 Exclusive Remedies. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a Party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, each Party waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

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ARTICLE IX

MISCELLANEOUS

Section 9.01 Public Announcements. Neither the Issuer nor the Company shall issue any press release or make any other public announcement or disclosure with respect to this Agreement and the transactions contemplated herein without the prior written consent of the Investor, except for any press release, public announcement or other public disclosure that is required by applicable law or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure the Issuer and/or the Company, as the case may be, shall have given written notice to Investor describing in reasonable detail the proposed content of such disclosure and shall permit Investor to review and comment upon the form and substance of such disclosure.

Section 9.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.03):

If to the Issuer:	GamePlan, Inc.
Address: 2700 E. Sunset Road, Suite 13, Las Vegas, NV 89120 Attn: Dempsey K. Mork, CEO

with a copy to:	Elaine A. Dowling Law Group
2150 South 1300 East, Suite 500, Salt Lake City, UT 84106 Attn: Elaine A. Dowling (ead@eadlawgroup.com)

If to the Company:	Athena Bitcoin, Inc.
Address: 211 W. Wacker Dr., Suite 1500a, Chicago, IL 60606 Attn: Eric Gravengaard, CEO (eric@athenabitcoin.com)

with a copy to:	Law Office of Iwona J. Alami
Attn: Iwona Alami, Esq. (alamilaw@icloud.com)

If to Investor:	KGPLA Holdings LLC
Attn: Mike Komaransky, Authorized Person (mkomaransky@gmail.com)

with a copy to:	Berger Singerman LLP
350 E. Las Olas Blvd., Suite 1000, Fort Lauderdale, FL 33024
Attn: Mitchell Goldberg, Esq. (mgoldberg@bergersingerman.com) and Scott R. Jablonski, Esq. (sjablonski@bergersingerman.com)

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Section 9.04 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, respective Disclosure Schedules and Exhibits mean the Articles and Sections of, and respective Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The respective Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All references to dollars ($) in this Agreement are to U.S. dollars.

Section 9.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.06 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.07 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and respective Disclosure Schedules (other than an exception expressly set forth as such in the respective Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, that prior to the Closing Date, Investor may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly- owned subsidiaries]. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 9.09 No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 9.10 Amendment and Modification; Waiver.

(a)   This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Investors holding the Convertible Debentures having an aggregate principal amount equal to at least a majority of the aggregate principal amount of all the Convertible Debentures then outstanding at the time of such action and/or required consent (the “Required Holders”) plus the advance affirmative written consent of the Lead Investor. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.

(b)   In addition, no amendment or waiver hereunder may adversely affect any Investor in a manner different from another Investor without such affected Investor’s consent, notwithstanding the fact that certain Investors may hold different amounts of the Convertible Debentures. The Issuer will promptly send copies of any amendment or waiver relating to this Agreement and/or the Convertible Debentures to the Investors not constituting the Required Holders. Notwithstanding anything to the contrary herein, any Investor may waive any provision of this Agreement or such Investor’s Convertible Debenture(s) on such Investor’s own behalf without the consent of any other Person; provided that such waiver shall not affect any other Investor’s Convertible Debenture(s) or rights with respect thereto. Any waiver or amendment effected in accordance with this Agreement shall be binding upon each holder of the applicable Convertible Debenture purchased under this Agreement at the time outstanding, each future holder of such Convertible Debenture or the Conversion Securities, as the case may be, and the Issuer.

(c)   No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN MIAMI-DADE COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.10(c).

Section 9.12 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

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[COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Agreement Date by their respective officers thereunto duly authorized.

ISSUER:

ATHENA BITCOIN, INC., a Delaware corporation

By: /s/ Eric Gravengaard
Name: Eric Gravengaard
Title: CEO

COMPANY:

GAMEPLAN, INC., a Nevada corporation

By: /s/ Eric Gravengaard
Name: Eric Gravengaard
Title: CEO

52

INVESTOR COUNTERPART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

The undersigned Investor, desiring to be a Party to that certain Securities Purchase Agreement (the “Agreement”) by and among, on the one hand, GamePlan, Inc., a Nevada corporation (the “Issuer”) and Athena Bitcoin, Inc., a Delaware corporation (the “Company”), and the Investors listed on the Schedule of Investors thereof (each an “Investor”), hereby executes this signature page to the Agreement as an Investor as if executing the Agreement on the date of its first execution and agrees to be bound by the provisions of the Agreement as of the date hereof and to become a Party as that term is defined therein along with the Issuer, the Company and the other Investors.

Dated: January 31st, 2020

Purchase Price: $3,000,000.00

INVESTOR:

ORGANIZATION	INDIVIDUAL

KGPLA Holdings, LLC
Print Name of Organization	Print Name of Individual

/s/ Mike Komaransky
Signature of Person Signing	Signature of Individual

Mike Komaransky
Print Name of Person Signing	Address (Number and Street)

Authorized Person
Print Title of Person Signing	Address (City, State, Zip Code)

850 New Burton Road, Suite 201
Address (Number and Street)	INDIVIDUAL [IF JOINT OWNERSHIP]

Dover, DE 19904
Address (City, State, Zip Code)	Print Name of Individual

Signature of Individual

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INVESTOR COUNTERPART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

The undersigned Investor, desiring to be a Party to that certain Securities Purchase Agreement (the “Agreement”) by and among, on the one hand, GamePlan, Inc., a Nevada corporation (the “Issuer”) and Athena Bitcoin, Inc., a Delaware corporation (the “Company”), and the Investors listed on the Schedule of Investors thereof (each an “Investor”), hereby executes this signature page to the Agreement as an Investor as if executing the Agreement on the date of its first execution and agrees to be bound by the provisions of the Agreement as of the date hereof and to become a Party as that term is defined therein along with the Issuer, the Company and the other Investors.

Dated: January 31st, 2020

Purchase Price: $3,000,000.00

INVESTOR:

ORGANIZATION	INDIVIDUAL

Swingbridge Crypto III LLC
Print Name of Organization	Print Name of Individual

/s/ Tom Kerestes
Signature of Person Signing	Signature of Individual

Tom Kerestes
Print Name of Person Signing	Address (Number and Street)

Manager of the Manager
Print Title of Person Signing	Address (City, State, Zip Code)

600 W Jackson Blvd Ste 100
Address (Number and Street)	INDIVIDUAL [IF JOINT OWNERSHIP]

Chicago, IL 60661
Address (City, State, Zip Code)	Print Name of Individual

Signature of Individual

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EXHIBIT A TO SECURITIES PURCHASE AGREEMENT

Schedule of Investors

Investor Name	Investor Address for Notice Purposes	Purchase Price
KGPLA Holdings, LLC, a Delaware limited liability company	Attn: Mike Komaransky, Authorized Person (mkomaransky@gmail.com), 850 New Burton Road, Suite 201, Dover, DE 19904	$3,000,000.00
Swingbridge Crypto III LLC, an Illinois limited liability company	Attn: Thomas Kerestes, Manager, 600 W. Jackson Blvd., Ste. 100, Chicago, IL 60611	$125,000.00

A-1

EXHIBIT E TO SECURITIES PURCHASE AGREEMENT

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ATHENA BITCOIN, INC.

ATHENA BITCOIN, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Act”),

DOES HEREBY CERTIFY:

1.                  The name of this corporation is Athena Bitcoin, Inc., and that this corporation was originally incorporated pursuant to the Act on ____________.

2.                  That the Board of Directors duly adopted resolutions proposing to amend and restate the certificate of incorporation of this corporation, as amended or restated from time to time (the “Certificate”), in its entirety, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Athena Bitcoin, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is ____________. The name of its registered agent at such address is ____________.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000,000. All shares shall be Common Stock, $0.001 par value per share (“Common Stock”) and are to be of one class.

FIFTH: Subject to any additional vote required by the Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, as amended or restated from time to time (the “Bylaws”), in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

SIXTH: Subject to any additional vote required by the Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws shall so provide.

E-2

EIGHTH: Meetings of shareholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Act or any other law of the State of Delaware is amended after approval by the shareholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which Act permits the Corporation to provide indemnification) through provisions in the Bylaws, agreements with such agents or other persons, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the Act. Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

*       *       *

3.                  That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with the Act.

4.                  That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate, has been duly adopted by the shareholders in accordance with the Act. The number of votes cast for these amendments by the shareholders was sufficient for approval.

[Signature Page to Follow]

E-3

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this day of January, 2020.

By:
Eric Graavengard, CEO

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in these Articles of Incorporation, I am familiar with and accept the appointment as registered agent and agree to act in this capacity.

__________
_____________________________	Date
Registered Agent

E-4